Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GSE Holding, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2004 Stock Option Plan and the 2011 Omnibus Incentive Compensation Plan of GSE Holding, Inc. of our report dated March 28, 2013, relating to the consolidated financial statements of GSE Holding, Inc. appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2012.

/s/ BDO USA, LLP
Houston, Texas
December 10, 2013